Exhibit 99.1

333 North Central Avenue	• Phoenix, AZ 85004	Financial Contacts: Kathleen L. Quirk (602) 366-8016	David P. Joint (504) 582-4203	Media Contact: Eric E. Kinneberg (602) 366-7994

Freeport-McMoRan Announces New Board Structure &

Review of Strategic Alternatives for its Oil & Gas Business

PHOENIX, AZ, October 6, 2015 – Freeport-McMoRan Inc. (NYSE: FCX) announced today that it has reduced the size of its Board from sixteen to nine members and is undertaking a review of strategic alternatives for its oil and gas business, following constructive discussions with many of its largest shareholders.

The reconstituted FCX Board is comprised of seven independent directors: Gerald J. Ford (Lead Independent Director), Robert A. Day, Lydia H. Kennard, Jon C. Madonna, Dustan E. McCoy, Stephen H. Siegele and Frances Fragos Townsend; and two executive directors: James R. Moffett, Chairman, and Richard C. Adkerson, Vice Chairman, President and Chief Executive Officer. In addition, the Company will no longer have an Office of the Chairman management structure.

Gerald J. Ford, Lead Independent Director, said: “We have discussed as a Board our proper and most effective size and make-up, consistent with the needs of the business going forward. We have listened to and taken into account views and concerns from many of our largest shareholders. Our newly reconstituted Board brings diverse and extensive professional, financial and business experience while balancing independence and tenure. The Board represents a strong blend of institutional knowledge and fresh perspectives that will benefit shareholders as we address market challenges and position the company for long-term success.”

FCX also announced that its Board has undertaken a strategic review of its oil and gas business (FM O&G) to evaluate alternative courses of action designed to enhance value to FCX shareholders and achieve self-funding of the oil and gas business from its cash flows and resources.

FM O&G’s high quality asset base, substantial underutilized Deepwater Gulf of Mexico infrastructure, large inventory of low risk development opportunities and talented and experienced personnel and management team provide alternatives to generate value. The previously announced potential public offering of a minority interest in FCX’s oil and gas business remains an alternative for future consideration, the timing of which is subject to market conditions.

Other alternatives currently under consideration include a spinoff of FCX’s oil and gas business to its shareholders, joint venture arrangements and further spending reductions. The oil and gas strategic review is being undertaken with an objective of improving FCX’s financial position and enhancing long-term value for its shareholders.

In preparation of considering a separation of the oil and gas business, five directors have left the FCX Board and have been appointed to the FM O&G Board of Directors. James C. Flores has been named FM O&G Chairman and remains Chief Executive Officer of FM O&G. Joining Mr. Flores on the FM O&G Board are Robert J. Allison, Jr., Alan R. Buckwalter, III, Thomas A. Fry, III and Charles C. Krulak.

H. Devon Graham, Jr. and Bobby Lee Lackey have retired from the FCX Board.

James R. Moffett, Chairman of the Board, said: “On behalf of the Board, I would like to extend our deepest gratitude to our former directors and acknowledge their contributions, service, guidance and counsel while serving on the FCX Board.”

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FCX’s strategy will focus on its global leading position in the copper industry. Near-term, this strategy will involve managing its production activities, spending on capital projects and operations, and the administration of its business to enhance cash flows and protect liquidity.

While taking prudent near-term steps responsive to the currently weak market conditions, FCX remains confident about the longer term outlook for copper prices based on the global demand and supply fundamentals. A primary objective will be a significant reduction over time of FCX’s current debt level. With its established reserves and large scale current production base, its significant portfolio of undeveloped resources, and its global organization of highly qualified dedicated workers and management, FCX is well positioned to build value for its shareholders.

FCX is a premier U.S.-based natural resources company with an industry-leading global portfolio of mineral assets, significant oil and gas resources and a growing production profile. FCX is the world’s largest publicly traded copper producer.

FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America; the Tenke Fungurume minerals district in the DRC; and significant U.S. oil and natural gas assets in the Deepwater GOM, onshore and offshore California and in the Haynesville natural gas shale, and a position in the Inboard Lower Tertiary/Cretaceous natural gas trend onshore in South Louisiana.

Cautionary Statement Regarding Forward-Looking Statements: This press release contains forward-looking statements, which are all statements other than statements of historical facts, such as expectations relating to commodity prices, development and production activities, production volumes, ability to repay debt, statements regarding the review of strategic alternatives for FCX’s oil and gas business, including the previously announced potential public offering of a minority interest in FCX’s oil and gas business, a potential spinoff of FCX’s oil and gas business to its shareholders, potential joint venture arrangements, and potential further spending reductions. FCX cautions readers that those statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. In particular, on August 5, 2015, we announced revisions to our oil and gas capital expenditure and production outlook and on August 27, 2015, we announced revisions to our mining operations capital expenditure and production outlook.

Important factors that can cause FCX’s actual results to differ materially from those anticipated in the forward-looking statements include supply of and demand for, and prices of, copper, gold, molybdenum, cobalt, crude oil and natural gas, mine sequencing, production rates, industry risks, regulatory changes, political risks, drilling results, potential additional oil and gas property impairment charges, potential lower of cost or market inventory adjustments, potential impairment of long-lived mining assets, FCX’s ability to complete transactions with strategic investors interested in investing capital in the development of its oil and gas and mining properties, FCX’s ability to launch or complete the previously announced potential initial public offering of a minority interest in Freeport-McMoRan Oil & Gas Inc. on acceptable terms or at all, any decisions with respect to and the timing and success of any other strategic alternatives for FCX’s oil and gas business, the outcome of negotiations with the Indonesian government regarding PT Freeport Indonesia’s Contract of Work, PT Freeport Indonesia’s ability to obtain renewal of its export license after January 28, 2016, PT Freeport Indonesia’s ability to renew its bi-annual labor agreement expiring in September 2015, the potential effects of violence in Indonesia, the resolution of administrative disputes in the Democratic Republic of Congo, weather- and climate-related risks, labor relations, environmental risks, litigation results and other factors described in more detail in Part I, Item 1A. “Risk Factors” of FCX’s annual report on Form 10-K for the year ended December 31, 2014, as updated by FCX’s subsequent filings with the Securities and Exchange Commission.

Investors are cautioned that many of the assumptions on which FCX’s forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in FCX’s assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.

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